                          FOURTH SUPPLEMENTAL INDENTURE


                  The undersigned are executing and delivering this Fourth Supplemental Indenture pursuant to Section 9.02 of the Indenture dated as of April 21, 1994, as supplemented (the "Indenture"), among Berry Plastics Corporation (the "Company"), BPC Holding Corporation, Berry Iowa Corporation, Berry Tri-Plas Corporation, Berry Sterling Corporation, AeroCon, Inc., PackerWare Corporation, Berry Plastics Design Corporation and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                  By executing and delivering to the Trustee this Fourth Supplemental Indenture, certain covenants in the Indenture shall be amended.

         1. The definition of "Permitted Refinancing" contained in Section 1.01 of the Indenture shall be amended by adding the word "and" immediately prior to "(c)" in such definition.

         2. The first paragraph of Section 4.07 of the Indenture entitled "RESTRICTED PAYMENTS" shall be amended by deleting in its entirety the language:

                  "(iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the Notes) that is PARI PASSU with or subordinated to the Notes or any Note Guarantee"

and replacing such language with the language:

                  "(iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the Notes and Indebtedness between or among the Company and its Subsidiaries or between or among such Subsidiaries) that is PARI PASSU with or subordinated to the Notes or any Note Guarantee"

         3. The first paragraph of Section 4.09 of the Indenture entitled "INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK" shall be amended by deleting in its entirety the language:

                  "PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued on or before April 15, 1996 or at least 2.25 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued after April 15, 1996, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired by the Company with the proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period"

and replacing such language with the language:

                  "PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued on or before April 15, 1996 or at least 2.25 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued after April 15, 1996, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired by the Company or any of its Subsidiaries with the proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period"

         4. The second paragraph of Section 4.09 shall be amended by deleting in its entirety the language:

                  "(d) the incurrence by the Company of Refinancing Indebtedness; PROVIDED, HOWEVER, that such Refinancing Indebtedness is a Permitted Refinancing;"

and replacing such language with the language:

                  "(d) the incurrence by the Company or any of its Subsidiaries of Refinancing Indebtedness; PROVIDED, HOWEVER, that such Refinancing Indebtedness is a Permitted Refinancing;"

                  Except as expressly amended hereby, the provisions of the Indenture shall remain unchanged and in full force and effect.

                  The Indenture shall be binding upon each of the undersigned and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.


                                  * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Fourth Supplemental Indenture as of the 10th day of June, 1997.


ATTEST:                                     BERRY PLASTICS CORPORATION



By   /s/  James M. Kratochvil               By   /s/  Martin R. Imbler
  --------------------------------            ----------------------------------
    James M. Kratochvil                        Martin R. Imbler
    Vice President, Chief                      President and Chief
       Financial Officer,                         Executive Officer
       Treasurer and Secretary



                                            BPC HOLDING CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer
                                                   and Secretary



                                            BERRY IOWA CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer and Secretary



                                            BERRY TRI-PLAS CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer and Secretary

                                            BERRY STERLING CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer and Secretary



                                            AEROCON, INC.



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Treasurer and
                                                   Secretary



                                            PACKERWARE CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer and Secretary



                                            BERRY PLASTICS DESIGN
                                              CORPORATION



                                            By   /s/  James M. Kratochvil
                                              ----------------------------------
                                               James M. Kratochvil
                                               Vice President, Chief
                                                   Financial Officer,
                                                   Treasurer and Secretary

                                            UNITED STATES TRUST COMPANY
                                              OF NEW YORK, AS TRUSTEE



                                            By   /s/  Cynthia Chaney
                                              ----------------------------------
                                              Name:  Cynthia Chaney
                                              Title: Assistant Vice President